Exhibit 4.5

TRANSDIGM INC.,

TRANSDIGM GROUP INCORPORATED,

THE GUARANTORS NAMED HEREIN,

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

FIFTH SUPPLEMENTAL INDENTURE

Dated as of June 12, 2015

to

Indenture

Dated as of October 15, 2012

by and among

TRANSDIGM INC.,

TRANSDIGM GROUP INCORPORATED,

THE GUARANTORS NAMED THEREIN,

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

5.50% Senior Subordinated Notes due 2020

of TransDigm Inc.

This FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 12, 2015, by and among Pexco Aerospace, Inc., a Delaware corporation (the “Guaranteeing Subsidiary”), TransDigm Inc., a Delaware corporation (the “Company”), TransDigm Group Incorporated, a Delaware corporation (“TD Group”), Adams Rite Aerospace, Inc., a California corporation (“Adams Rite”), MarathonNorco Aerospace, Inc., a Delaware corporation (“Marathon”), Champion Aerospace LLC, a Delaware limited liability company (“Champion”), Avionic Instruments LLC, a Delaware limited liability company (“Avionic”), Skurka Aerospace Inc., a Delaware corporation (“Skurka”), CDA InterCorp LLC, a Florida limited liability company (“CDA”), Aviation Technologies, Inc., a Delaware corporation (“ATI”), AvtechTyee, Inc., a Washington corporation (“Avtech”), Transicoil LLC, a Delaware limited liability company (“Transicoil”), AeroControlex Group, Inc., a Delaware corporation (“AeroControlex”), Malaysian Aerospace Services, Inc., a Delaware corporation (“Malaysian”), Bruce Aerospace Inc., a Delaware corporation (“Bruce Aerospace”), Bruce Industries, Inc., a Colorado corporation (“Bruce Industries”), CEF Industries, LLC, a Delaware limited liability company (“CEF”), Acme Aerospace, Inc., a Delaware corporation (“Acme”), Dukes Aerospace, Inc., a Delaware corporation (“Dukes”), Semco Instruments, Inc., a Delaware corporation, (“Semco”), Hartwell Corporation, a California corporation (“Hartwell”), McKechnie Aerospace DE, Inc., a Delaware corporation (“McKechnie Aerospace DE”), McKechnie Aerospace Holdings, Inc., a Delaware corporation (“McKechnie Aerospace Holdings”), McKechnie Aerospace Investments, Inc., a Delaware corporation (“McKechnie Aerospace Investments”), McKechnie Aerospace US LLC, a Delaware limited liability company (“McKechnie Aerospace US”), Texas Rotronics, Inc., a Texas corporation (“Rotronics”), Electromech Technologies LLC (formerly Western Sky Industries, LLC), a Delaware limited liability company (“Electromech”), Schneller Holdings LLC, a Delaware limited liability company (“Schneller Holdings”), Schneller LLC, a Delaware limited liability company (“Schneller”), Schneller International Sales Corp., an Ohio corporation (“Schneller International”), HARCO LLC (formerly Harco Laboratories, Incorporated), a Connecticut limited liability company (“HARCO”), AmSafe Global Holdings, Inc., a Delaware corporation (“AmSafe Global”), AP Global Holdings, Inc., a Delaware corporation (“AP Global Holdings”), AP Global Acquisition Corp., a Delaware corporation (“AP Global Acquisition”), AmSafe Industries, Inc., a Delaware corporation (“AmSafe Industries”), Bridport Holdings, Inc., a Delaware corporation (“Bridport Holdings”), AmSafe, Inc., a Delaware corporation (“AmSafe Inc.”), Shield Restraint Systems, Inc. (formerly AmSafe Commercial Products, Inc.), a Delaware corporation (“Shield”), Bridport-Air Carrier, Inc., a Washington corporation (“Bridport-Air”), Bridport Erie Aviation, Inc., a Delaware corporation (“Bridport Erie”), AmSafe – C Safe, Inc., a Delaware corporation (“AmSafe – C Safe”), Arkwin Industries, Inc., a New York corporation (“Arkwin”), Whippany Actuation Systems, LLC, a Delaware limited liability company (“Whippany”), Aerosonic LLC, a Delaware limited liability company (“Aerosonic”), Avionics Specialties, Inc., a Virginia corporation (“Avionics Specialties”), Airborne Global, Inc., a Delaware corporation (“Airborne Global”), Airborne Holdings, Inc., a Delaware Corporation (“Airborne Holdings”), Airborne Acquisition, Inc., a Delaware corporation (“Airborne Acquisitions”), Airborne Systems NA Inc., a Delaware corporation (“Airborne Systems NA”), Airborne Systems North America Inc., a Delaware corporation (“Airborne Systems North America”), Airborne Systems North America of CA Inc., a Delaware corporation (“Airborne Systems North America CA”), Airborne Systems North America of NJ Inc., a New Jersey corporation (“Airborne Systems North America NJ”), Telair US LLC, a Delaware limited liability company (“Telair US”), and Telair International LLC, a Delaware limited liability company (collectively with TD Group, Adams Rite, Marathon, Champion, Avionic, Skurka, CDA, ATI, Avtech, Transicoil, AeroControlex, Malaysian, Bruce Aerospace, Bruce Industries, CEF, Acme, Dukes, Semco, Hartwell, McKechnie Aerospace DE, McKechnie Aerospace Holdings, McKechnie Aerospace Investments, McKechnie Aerospace US, Rotronics, Electromech, Schneller Holdings, Schneller, Schneller International, HARCO, AmSafe Global, AP Global Holdings, AP Global Acquisition, AmSafe Industries, Bridport Holdings, AmSafe Inc., Shield, Bridport-Air, Bridport Erie, AmSafe – C Safe, Arkwin, Whippany, Aerosonic, Avionics Specialties, Airborne Global, Airborne Holdings, Airborne Acquisitions, Airborne Systems NA, Airborne Systems North America, Airborne Systems North America CA, Airborne Systems North America NJ and Telair US, the “Existing Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under the Indenture referred to below. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture.

WITNESSETH:

WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of October 15, 2012 (as supplemented by the First Supplemental Indenture thereto, dated as of June 5, 2013, the Second Supplemental Indenture thereto, dated as of June 26, 2013, the Third

Supplemental Indenture thereto, dated as of December 19, 2013 and the Fourth Supplemental Indenture thereto, dated as of April 9, 215, the “Indenture”), providing for the issuance by the Company of 5.50% Senior Subordinated Notes due 2020 (the “Notes”) and the guarantees thereof by each of the Existing Guarantors;

WHEREAS, the Indenture provides that under certain circumstances described therein, newly created or acquired Domestic Restricted Subsidiaries shall execute and deliver to the Trustee a supplemental indenture to the Indenture providing for a senior subordinated guarantee of payment of the Notes by such Domestic Restricted Subsidiary (the “Guarantee”);

WHEREAS, all things necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company, the Existing Guarantors and the Guaranteeing Subsidiary have been done; and

WHEREAS, pursuant to Section 9.01(g) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of the Holders of the Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each of the Guaranteeing Subsidiary covenants and agrees for the equal and ratable benefit of the Holders of the Notes as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.	GUARANTEE, ETC. Each of the Guaranteeing Subsidiary hereby agrees that from and after the date hereof it shall be a Guarantor under the Indenture and be bound by the terms thereof applicable to Guarantors and shall be entitled to all of the rights and subject to all the obligations of a Guarantor thereunder.

3.	RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. The Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4.	EXECUTION AND DELIVERY. Each of the Guaranteeing Subsidiary agrees that the Guarantee granted by it pursuant to the terms hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

5.	NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any of the Guaranteeing Subsidiary (or any successor entity) (other than the Company or the Existing Guarantors), as such, shall have any liability for any obligations of the Company, TD Group, the Guaranteeing Subsidiary or any other Guarantor under the Notes, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

6.	NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE GUARANTEE GRANTED HEREUNDER WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7.	COUNTERPART ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.	EFFECT OF HEADINGS. The Section headings have been inserted for convenience of reference only, are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

9.	THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the Existing Guarantors and the Company.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date hereof.

TRANSDIGM INC.

By:	/s/ Terrance M. Paradie
	Name:	Terrance M. Paradie
	Title:	Executive Vice President and Chief
Financial Officer

TRANSDIGM GROUP INCORPORATED

By:	/s/ Terrance M. Paradie
	Name:	Terrance M. Paradie
	Title	Executive Vice President and Chief
Financial Officer

ACME AEROSPACE, INC.
ADAMS RITE AEROSPACE, INC.
AEROCONTROLEX GROUP, INC.
AIRBORNE ACQUISITION, INC.
AIRBORNE GLOBAL, INC.
AIRBORNE HOLDINGS, INC.
AIRBORNE SYSTEMS NORTH AMERICA OF CA INC.
AIRBORNE SYSTEMS NORTH AMERICA OF NJ INC.
AMSAFE – C SAFE, INC.
AMSAFE GLOBAL HOLDINGS, INC.
AMSAFE, INC.
AMSAFE INDUSTRIES, INC.
AP GLOBAL ACQUISITION CORP.
AP GLOBAL HOLDINGS, INC.
ARKWIN INDUSTRIES, INC.
AVIATION TECHNOLOGIES, INC.
AVTECHTYEE, INC.
BRIDPORT-AIR CARRIER, INC.
BRIDPORT HOLDINGS, INC.
BRUCE AEROSPACE INC.
BRUCE INDUSTRIES, INC.
HARTWELL CORPORATION
MALAYSIAN AEROSPACE SERVICES, INC.
MARATHONNORCO AEROSPACE, INC.
MCKECHNIE AEROSPACE DE, INC.
MCKECHNIE AEROSPACE US LLC
	By:	McKechnie Aerospace DE, Inc., its sole member
SCHNELLER INTERNATIONAL SALES CORP.
SCHNELLER LLC
	By:	Schneller Holdings LLC, its sole member
SHIELD RESTRAINT SYSTEMS, INC.
SEMCO INSTRUMENTS, INC.
SKURKA AEROSPACE INC.

[Signature Page to the Fifth Supplemental Indenture – 2020 Notes]

TEXAS ROTRONICS, INC.
TRANSICOIL LLC
	By:	Aviation Technologies, Inc., its sole member

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Chief Executive Officer

AEROSONIC LLC
AVIONIC INSTRUMENTS LLC
CDA INTERCORP LLC
CEF INDUSTRIES, LLC
CHAMPION AEROSPACE LLC
HARCO LLC
SCHNELLER HOLDINGS LLC
TELAIR INTERNATIONAL LLC
TELAIR US LLC
WHIPPANY ACTUATION SYSTEMS, LLC

By:	TransDigm Inc., its sole member

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Executive Vice President, Chief Financial Officer and Secretary

AIRBORNE SYSTEMS NA INC.
AIRBORNE SYSTEMS NORTH AMERICA INC.
AVIONICS SPECIALTIES, INC.
ELECTROMECH TECHNOLOGIES LLC
	By:	McKechnie Aerospace Investments, Inc., its sole member
MCKECHNIE AEROSPACE HOLDINGS, INC.
MCKECHNIE AEROSPACE INVESTMENTS, INC.

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	President

BRIDPORT ERIE AVIATION, INC.

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Vice President and Treasurer

DUKES AEROSPACE, INC.

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Chairman of the Board

PEXCO AEROSPACE, INC.

By:	/s/ Terrance M. Paradie
	Name:	Terrance M. Paradie
	Title:	President

[Signature Page to the Fifth Supplemental Indenture – 2020 Notes]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ Lawrence M. Kusch
	Name:	Lawrence M. Kusch
	Title:	Vice President

[Signature Page to the Fifth Supplemental Indenture – 2020 Notes]